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EXHIBIT 2

                             SUBSCRIPTION AGREEMENT
                             ----------------------
                                  ("AGREEMENT")

                         [FOR PURCHASE OF COMMON STOCK]


THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE OR OTHER GOVERNMENTAL AUTHORITIES SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER COUNTRY OR STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE SECURITIES OFFERED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

TMANglobal.com, Inc.
c/o Tony Interdonato
Chief Executive Officer
1000 Universal Studios Plaza 22A,
Orlando, Florida 32819-7610

Ladies and Gentlemen:

         The undersigned (the "Subscriber"), subject to the terms and conditions set forth in this Agreement and Exhibits hereto, commits to purchase a 12% Convertible Demand Promissory Note in the amount of $ ____________ issued by TMANglobal.com, Inc., a corporation organized under the laws of the State of Florida (the "Company"), to the Subscriber (the "Note" or the "Securities").

         Capitalized terms which are used but not defined herein shall have the meanings set forth in the Note attached as Exhibit B hereto.

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         Accordingly, the Subscriber and the Company hereby agree as follows:

      1. SUBSCRIPTION. The Subscriber hereby subscribes for and agrees to purchase the Note issued by the Company to the Subscriber. Under the terms and conditions of the Note, the Company agreed and promised to pay to the Subscriber, UPON DEMAND, at the principal offices of the Payee or at such other place as the Payee may from time to time designate in writing, in lawful currency of the United States of America, the principal sum of ______. The Company further promised to pay, in the same manner, and in like currency, interest to the Subscirber, accrued from the date of the Note on the entire unpaid outstanding principal amount owing hereunder from time to time until the entire unpaid outstanding principal amount hereof is paid in full, at a rate per annum equal to twelve percent. At the option of the Payee, any and all accrued interest as well as the principal due under this Note may be converted, upon the Payee's demand, into the shares of the Common Stock of the Company at the Conversion Price subject to the Conversion Price adjustment provisions as set forth in Sections 4 and 11 of the Note.

      2. PURCHASE PROCEDURE. Upon the terms and subject to the conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), which Closing is taking place contemporaneously with the execution and delivery of the Agreement by the parties hereto, the Subscriber acknowledges that, in order to subscribe for the Securities, it must, and does hereby, deliver to the Company:

         2.1 An executed counterpart of the Signature Page attached to this Agreement together with appropriate notarization; and

         2.2 An executed counterpart of the Note, representing payment in full for the Securities desired to be purchased hereunder.

      3. REPRESENTATIONS OF SUBSCRIBER. By executing this Agreement, the Subscriber represents, warrants, acknowledges and agrees as follows:

         3.1 Such Subscriber acknowledges that he has received, carefully read and understands in their entirety (i) this Agreement; (ii) the Note attached hereto as Exhibit B, and incorporated herein by reference, (iii) all information necessary to verify the accuracy and completeness of the Company's representations, warranties and covenants made herein, all of which are incorporated by reference; and (iv) written (or verbal) answers to all questions the Subscriber submitted to the Company regarding an investment in the Company (items described in (i)-(iv) hereof collectively referred to as the "Disclosure Documents"); and the Subscriber has relied on the information contained therein and has not been furnished with any other documents, offering literature, memorandum or prospectus.

         3.2 Such Subscriber understands that (i) the Securities being purchased hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, or the laws of any foreign jurisdiction; (ii) Subscriber cannot sell such Securities unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available;
(iii) a legend will be placed on any certificate or certificates evidencing the

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Securities, stating that such securities have not been registered under the
Securities Act and setting forth or referring to the restrictions on transferability and sales of the securities; (iv) the Company will place stop transfer instructions against the Securities and the certificates for the Securities to restrict the transfer thereof; and (v) the Company has no obligations to register the Securities or assist the Subscriber in obtaining an exemption from the various registration requirements except as set forth herein. Subscriber agrees not to resell the Securities without compliance with the terms of this Agreement, the Securities Act and any applicable state or foreign securities laws.

         3.3 Such Subscriber (i) is acquiring the Securities solely for the Subscriber's own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person; and (iii) agrees not to sell or otherwise transfer the Subscriber's Securities unless and until they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from any such registration is available.

         3.4 Such Subscriber understands that an investment in the Securities involves substantial risks and Subscriber recognizes and understands the risks relating to the purchase of the Securities, including the fact that the Subscriber could lose the entire amount of the Subscriber's investment in the Securities.

         3.5 Such Subscriber is knowledgeable about the risks associated with the business in which the Company is engaged, namely, ____________________, and has, either alone or together with the Subscriber's Purchaser Representative (as that term is defined in Regulation D under the Securities Act), such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company.

         3.6 Such Subscriber's investment in the Company is reasonable in relation to his net worth and financial needs and he is able to bear the economic risk of losing his entire investment in the Securities.

         3.7 Such Subscriber represents and warrants that he satisfies the definition of "accredited investor" as set forth in Rule 501(a) of Regulation D under the Act ("Regulation D") because the Subscriber is one of the types of persons listed below as indicated by Subscriber's check of the appropriate category and as specifically disclosed by the undersigned Subscriber in the Confidential Purchaser Questionnaire executed and delivered to the Company herewith and incorporated by this reference. (Please check the appropriate paragraph(s)).

____     (1)      Any bank as defined in section 3(a)(2) of the Act, or any
                  savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange
                  Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small

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                  Business Investment Company licensed by the U.S. Small
                  Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited Subscribers;

____     (2)      Any private business development company as defined in section
                  202(a)(22) of the Investment Advisers Act of 1940;

____     (3)      Any organization described in section 501(c)(3) of the
                  Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

____     (4)      Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

____     (5)      Any natural person whose individual net worth, or joint net worth with that person's spouse, (exclusive of personal residence and automobiles) at the time of his purchase exceeds
                  $1,000,000;

____     (6)      Any natural person who had an individual income in excess of
                  $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____     (7)      Any trust, with total assets in excess of $5,000,000, not
                  formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 230.506(b)(2)(ii); and

____     (8)      Any entity in which all of the equity owners are accredited
                  Subscribers.

         3.8 The Subscriber understands that no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Subscriber or the consummation of the transactions described herein, except as disclosed herein and, except to the extent that the Subscriber or the Company is required to file reports in accordance with relevant regulations under federal securities laws.

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         3.9 Such Subscriber understands that (i) the offering contemplated hereby has not been reviewed by any federal, state or other governmental body or agency; (ii) if required by the laws or regulations of said state(s) the offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom; and (iii) documents used in connection with this offering have not been reviewed or approved by any regulatory agency or government department, nor has any such agency or government department made any finding or determination as to the fairness of the Securities for investment.

         3.10 Such Subscriber is aware that the Securities have not been registered under the Securities Act. The Subscriber has adequate means of providing for the Subscriber's current needs and personal and family contingencies, has no need for liquidity in the investment contemplated hereby, and is able to bear the risk of loss of his entire investment.

         3.11 If the Subscriber is a natural person, such Subscriber (i) is a citizen or resident of _______________ (state/province), ______________
(country), (ii) is at least 21 years of age, (iii) has adequate means of providing for his current needs and personal contingencies, (iv) has no need for liquidity in his investment in the Securities, and (v) maintains his domicile (and is not a transient or temporary resident) at the address shown on the Signature Page below.

         3.12 All information which the Subscriber has provided the Company concerning the Subscriber, the Subscriber's financial position and the Subscriber's knowledge of financial and business matters, is correct and complete as of the date hereof, and if there should be any change in such information, the Subscriber will immediately provide the Company with such new information. The Subscriber agrees that financial and other information concerning the Subscriber may be disclosed by the Company to any persons or entities that may enter into a transaction with the Company.

         3.13 Such Subscriber shall not sell, assign, encumber or transfer all or any part of the Securities being acquired or any of the securities included therein or issuable in connection therewith (except a transfer upon his death, incapacity or bankruptcy or a transfer without consideration to his spouse and/or children and/or a trust for the benefit of such family members), unless the Company has determined, upon the advice of counsel for the Company, that no applicable United States federal or state securities laws will be violated as a result of such transfer. The Company may require an opinion of counsel acceptable to the Company to the effect that such transfer or assignment (i) may be effected without registration of the Securities or any securities included therein or issuable in connection therewith under the Securities Act, and (ii) does not violate any applicable federal, state or other securities laws.

         3.14 Such Subscriber represents that the Company has made available all information which Subscriber deemed material to making an informed investment decision in connection with his purchase of securities of the Company; that the Subscriber is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Subscriber to obtain information from the Company in order to evaluate the merits and risks of this investment; and that Subscriber has been represented by counsel and been

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advised concerning the risks and merits of this investment. Further, Subscriber acknowledges that the Company has made available to Subscriber the opportunity to ask questions of, and receive answers from the Company, its officers, directors and other persons acting on its behalf, including ______________, concerning the terms and conditions of his subscription and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information disclosed to Subscriber. Further, Subscriber represents that no statement, printed material or inducement was given or made by the Company or anyone on its behalf that is contrary to the information disclosed to Subscriber.

         3.15 Such Subscriber is familiar with the nature and extent of the risks inherent in investments in unregistered securities and in the business in which the Company is engaged and intends to engage and has determined, either personally or in consultation with the Subscriber's Purchaser Representative or attorney, that an investment in the Company is consistent with the Subscriber's investment objectives and income prospects.

         3.16 The Subscriber, upon review of the Disclosure Documents and careful consideration of the risks involved in the purchase of the Securities, understands and acknowledges that this investment is of a speculative nature involving a risk of loss of all or a portion of the undersigned's investment, and that:

                  i) The Securities are being sold in reliance on the exemption from the registration provisions of the Securities Act, pursuant to Section 4(2) of the Securities Act as contained in Regulation D promulgated by the Securities and Exchange Commission thereunder and the Securities, will be Restricted Securities as defined in Rule 144 under the Securities Act and will be saleable only pursuant to a Registration Statement or an exemption from the registration requirements under the Securities Act. Except as provided herein, the Company has no obligation to register the Securities pursuant to the Securities Act. Consequently, transfer may be limited.

                  ii) The Securities are only being offered to the Subscriber because the Subscriber has represented that the Subscriber is an accredited investor (as defined in Regulation D under the Securities Act), and the information being supplied to the Subscriber would not be adequate to comply with the disclosure provided in connection with a registration statement or with information required to be provided under the Securities Act to an unaccredited investor under Regulation D.

                  iii) The Subscriber has determined that the Securities are a suitable investment for the Subscriber.

                  iv) The Securities shall be imprinted with a legend substantially in the following form:

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                  THE SECURITIES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN THE
                  SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED AND REMAINS EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

         3.17 If the Subscriber is a corporation, trust, partnership or other entity that is not a natural person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

         3.18 If the Subscriber is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person fulfills all the requirements for purchase of the Securities as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing his investment in the Company and/or evidencing the satisfaction of the foregoing.

         3.19 There can be no assurance that the Company will be able to operate profitably in the future.

         3.20 The Subscriber expressly represents, warrants and agrees that, in connection with the offer and sale of the Securities described herein to the Subscriber, the Company is relying upon the Subscriber's representations and warranties as contained in this Agreement.

         3.21 The Subscriber expressly acknowledges that the foregoing representations and warranties are true as of the date of this Agreement and shall be true as of the date the Company issues and sells the Securities to the Subscriber. If such representations or warranties shall not be true in any respect prior to such date, the Subscriber will give prompt written notice of such fact to the Company.

         3.22 The Subscriber shall not interfere with the Company's efforts to satisfy all material liabilities of the Company in compliance with the Company's representations made in this Agreement.

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      4. REPRESENTATIONS OF COMPANY.

         4.1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company is duly qualified or otherwise authorized to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

         4.2 . The Company is authorized to issue __________shares of common stock, $_____ par value per share, of which _________ shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and not issued in violation of the preemptive right of any person.

         4.3 The execution, delivery, and performance of this Agreement and the Note by the Company have been duly authorized by the board of directors and all other necessary corporate action. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, and similar laws affecting the rights and remedies of creditors generally and to general principles of equity.

         4.4 Neither the execution, delivery nor performance of this Agreement by the Company will (a) conflict with or violate any provision of the articles of incorporation or bylaws of the Company as in effect as of the date hereof,
(b) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in breach of, constitute a default under, or require any notice, consent, or waiver under any contract, agreement, or other instrument to which the Company is a party or by which it is bound (other than any consent or waiver that has already been obtained), or (d) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, excluding from all of the foregoing such matters as would not in the aggregate have a material adverse effect on the assets, business, or financial condition of the Company or upon the transactions contemplated hereby.

         4.5 (a) As of the date hereof, the Company shall have filed and furnished to the Subscribers complete and accurate copies, as amended or supplemented, of all delinquent filings, including its (i) annual report on Form 10-KSB for the fiscal year ended _________, as filed with the SEC, (ii) quarterly reports on Form 10-QSB for the quarters ended _____________; and (iii) all other reports filed by the Company with the SEC under the Exchange Act since ____________, which together shall include a description of all material events and management since the last Form 10-KSB filing for the year ended _______________ (such reports are collectively referred to herein as the "Company Reports"). The Company Reports constitute all of the documents required to be filed by the Company under Sections 13, 14, or 15(d) of the Exchange Act with the SEC since ____________.

                  (b) The consolidated financial statements of the Company included in the Company Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with

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generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), (iii) fairly present the consolidated financial condition, results of operations, and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Company.

         4.6 Except as otherwise provided herein, there are no actions, suits or claims, legal or arbitrage proceedings, governmental inquiries or investigations pending or, to the Company's knowledge, threatened against the Company, that question the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, assets, or condition, financial or otherwise, of the Company.

         4.7 Since __________, and as provided in or contemplated by this Agreement, there has not been any material adverse change in the assets, business, financial condition, or results of operations of the Company.

         4.8 The information contained in the Company Reports, as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         4.9 (a) The Company has not filed its federal or state income tax returns for 1997, 1998, 1999, or 2000, but as of the date hereof, will have duly filed (and until the date hereof will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any other government's, national, regional, state and local taxes (including property taxes, withholding taxes, penalties or other payments required) (the "Taxes") and has and as of the date hereof will have duly paid (and until the date hereof will so pay) all such Taxes due and payable, other than Taxes or other charges that are being contested in good faith. The Company has established (and until the date hereof will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all Taxes not yet due and payable, but are anticipated to be incurred in respect of the Company through the date hereof. None of the applicable tax returns of the Company have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations that have not been resolved and paid in full. To the knowledge of the Company, there are no audits or other administrative or court proceedings presently pending, or claims asserted, for Taxes or assessments upon the Company, nor has the Company given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or tax Returns. No Taxes will accrue or occur as a result of the Purchase and the other transactions contemplated in this Agreement.

                  (b) The Company (i) has not requested any extension of time within which to file any tax Return which Return has not since been filed, and
(ii) is not a party to any agreement providing for the allocation or sharing of Taxes.

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         4.10(a) The Company does not maintain or contribute to any stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement.

                  (b) The Company does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee.

                  (c) The Company does not maintain any retirement plan or retiree medical plan or arrangement for directors. The Company's Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

         4.11 The Company holds all material licenses, franchises, permits, and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy, and/or guideline of any national, state, or local governmental authority relating to the Company (other than where such defaults or noncompliance will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets, or financial condition of the Company), and the Company has not received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of the Company) of, any of the above.

         4.12 (a) The Company is not a party to or bound by any contract or understanding (whether written or, to its knowledge, oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants.

                  (b) As of the date of this Agreement, (i) the Company is not a party to or bound by any commitment, agreement, or other instrument (excluding commitments and agreements in connection with extensions of credit by the Company) that contemplates the payment of amounts in excess of $______, or that otherwise is material to the operations, assets, or financial condition of the Company, including but not limited to any royalty, franchising fees, or any other fee based on a percentage of revenues or income, and (ii) no commitment, agreement, or other instrument to which the Company is a party or by which it is bound limits the freedom of the Company to compete in any line of business or with any person.

                  (c) As of the date of this Agreement, the Company is not in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement, license agreement, or other commitment or arrangement.

                  (d) As of the date of this Agreement, to the knowledge of the Company, any other party thereto is not in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement, license agreement, or other commitment or arrangement that is material to the Company.

         4.13 The minute books of the Company contain and will contain on the date hereof records that, in all material respects, accurately record all meetings and other corporate action of its shareholders and board of directors (including committees of its board of directors).

         4.14 To the knowledge of the Company, the allowance for possible losses in the _____________ Company financial statements was adequate at the time based upon past loss experiences and potential losses at the time to cover all known or reasonably anticipated losses.

         4.15 The Company is not directly or indirectly involved in or threatened with any labor dispute or trouble or organizational effort, including, without limitation, matters regarding actual or alleged discrimination by reason of race, creed, sex, disability or national origin, that might materially and adversely affect the financial condition, assets, businesses, or results of operations of the Company, taken as a whole.

         4.16 As of the date of Closing, the Company will not have any liabilities, absolute or contingent, of any kind or nature, except for the contingency for which separate arrangements have been made in accordance with the provisions hereof.

         4.17 Subsequent to the Closing and as soon as it may be practicable, the Company shall change its corporate name to such corporate name that shall bear no similarity or resemblance to existing corporate name of "TMANglobal.com, Inc."

         4.18 At the Closing, the Board of Directors of the Company shall accept resignations of the executive officers of the Company and shall appoint a new slate of such executive officers in accordance with the Company's Bylaws.

         4.19 At the Closing, the Board of Directors of the Company shall elect Messrs. Robert J. Carlin and Mohamed Khashoggi (the "Subscriber's designees") to the Board of Directors of the Company; PROVIDED, HOWEVER, that current directors of the Company, Tony Interdonato and Ron J. Tramontano shall resign simultaneously with the election of the Subscriber's designees to the Board of Directors in accordance with the Company's Bylaws.

      5. INDEMNIFICATION. Subscriber hereby agrees to indemnify and hold harmless the Company and the Company's officers, directors, employees, agents, counsel and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which they, or any of them, may incur by reason of the Subscriber's failure to fulfill any of the terms and conditions of this Agreement or by reason of the Subscriber's breach of any of his representations and warranties contained herein. This Agreement and the representations and warranties contained herein shall be binding upon the Subscriber's heirs, executors, administrators, representatives, successors and assigns. THE COMPANY HAS BEEN ADVISED THAT THE INDEMNIFICATION OF THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, COUNSEL AND AFFILIATES IS DEEMED TO BE VOID AS AGAINST PUBLIC POLICY AND UNENFORCEABLE IN SOME STATES.

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      6. ARBITRATION AGREEMENT.

         6.1 Subscriber represents, warrants and covenants that any controversy or claim brought directly, derivatively or in a representative capacity by him in his capacity as a present or former securityholder, whether against the Company, in the name of the Company or otherwise, arising out of or relating to any acts or omissions of the Company, or any securityholder or any of their officers, directors, agents, affiliates, associates, employees, counsel or controlling persons (including without limitation any controversy or claim relating to a purchase or sale of the Securities) shall be settled by binding arbitration under the United States Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Company against the Subscriber, whether in his capacity as present or former securityholder of the Company in or against any of the Subscriber's officers, directors, agents, affiliates, associates, employees, counsel or controlling persons shall also be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this Paragraph 6, the parties shall be entitled to any and all remedies that would be available in the absence of this Paragraph 6 and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. This Paragraph 6 shall apply, without limitation, to actions arising in connection with the offer and sale of the Securities contemplated by this Agreement under any Federal, state, foreign securities or other laws.

         6.2 The arbitration of any dispute pursuant to this Paragraph 6 shall be decided by a single arbitrator sitting in ___________.

         6.3 This Paragraph 6 is intended to benefit the securityholders, agents, affiliates, associates, employees, counsel and controlling persons of the Company, each of whom shall be deemed to be a third party beneficiary of this Paragraph 6, and each of whom may enforce this Paragraph 6 to the full extent that the Company could do so if a controversy or claim were brought against it.

         6.4 Subscriber acknowledges that this Paragraph 6 limits a number of Subscriber's rights, including without limitation (i) the right to have claims resolved in a court of law and before a jury; (ii) certain discovery rights; and
(iii) the right to appeal any decision.

      7. APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of ________.

      8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts.

      9. PERSONS BOUND. This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

      10. ENTIRE AGREEMENT. This Agreement, when accepted by the Company, will constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

      11. ASSIGNABILITY. The Subscriber acknowledges that he may not assign any of his rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

      12. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid, or by overnight courier to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

      13. INTERPRETATION.

         13.1 When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

         13.2 Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.

      14. CERTIFICATION. THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

                            [SIGNATURE PAGE FOLLOWS]

                            SUBSCRIBER SIGNATURE PAGE
                            -------------------------

        The undersigned, desiring to subscribe for shares of Common Stock of TMANglobal.com, Inc. (the "Company"), as set forth below, acknowledges that it has received and understands the terms and conditions of the Agreement attached hereto and that it does hereby agree to all the terms and conditions contained therein.

        IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of this _____ day of March, 2001.

Dollar Amount of Investment:                      US$___________
Number of Shares of
Common Stock Subscribed for:

Exact name(s) of Subscriber(s) (please print):
                                                      BODO, LLC

                                                  By: __________________________
                                                      Name
                                                      Title

PLEASE ATTACH CERTIFIED COPY OF AUTHORIZING CORPORATE OR TRUST DOCUMENTS

In addition, if the subscriber is a corporation, the corporate seal should be affixed:

[SEAL]

Residence or Mailing Address:
                                               ---------------------------------
Telephone Numbers (include Area Code):
                                               ---------------------------------
Social Security or Taxpayer
 Identification Number(s):
                                               ---------------------------------
Mailing Address for Correspondence
from the Company (if different from above):
                                               ---------------------------------


                           ACCEPTANCE OF SUBSCRIPTION

The subscription set forth herein is accepted by TMANglobal.com, Inc. to the extent of US$_______ in consideration for _______ shares of Common Stock, as of this ____ day of February, 2001.

                                               TMANGLOBAL.COM, INC.

                                               By:
                                                  ------------------------------
                                                  Title:

                         ACKNOWLEDGMENT FOR CORPORATIONS


STATE OF                                          :
         -----------------------------------------
                                                  :      ss:
COUNTY OF                                         :
          ----------------------------------------

         On this _______ day of __________ 2001, before me personally came _____________, known to me, who, being by me duly sworn, did depose and say that he is the __________________ of the corporation described in and which executed the foregoing Subscription Agreement; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                                   Notary Public


[Seal]

My Commission Expires:

                                   APPENDIX A
                                   ----------

                         INVESTOR SUITABILITY STANDARDS


         A PURCHASE OF THE SHARES OF COMMON STOCK PURSUANT TO THE SUBSCRIPTION AGREEMENT INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENTS. THE OFFER, OFFER FOR SALE, AND SALE OF THE SHARES OF COMMON STOCK ARE INTENDED TO BE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO REGULATION D PROMULGATED THEREUNDER ("REGULATION D") OR ANOTHER EXEMPTION THEREUNDER AND ARE INTENDED TO BE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS.

         RULE 501(A) OF REGULATION D DEFINES AN "ACCREDITED INVESTOR" AS ANY PERSON WHO COMES WITHIN ANY OF THE FOLLOWING CATEGORIES, OR WHO THE ISSUER REASONABLY BELIEVES COMES WITHIN ANY OF THE FOLLOWING CATEGORIES, AT THE TIME OF THE SALE OF THE SECURITIES TO THAT PERSON:

         (1) ANY BANK AS DEFINED IN SECTION 3(A)(2) OF THE ACT, OR ANY SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION AS DEFINED IN SECTION 3(A)(5)(A) OF THE ACT WHETHER ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY; ANY BROKER OR DEALER REGISTERED PURSUANT TO SECTION 15 OF THE SECURITIES EXCHANGE ACT OF 1934; ANY INSURANCE COMPANY AS DEFINED IN SECTION 2(13) OF THE ACT; ANY INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940 OR A BUSINESS DEVELOPMENT COMPANY AS DEFINED IN SECTION 2(A)(48) OF THAT ACT; ANY SMALL BUSINESS INVESTMENT COMPANY LICENSED BY THE U.S. SMALL BUSINESS ADMINISTRATION UNDER SECTION 301(C) OR (D) OF THE SMALL BUSINESS INVESTMENT ACT OF 1958; ANY PLAN ESTABLISHED AND MAINTAINED BY A STATE, ITS POLITICAL SUBDIVISIONS, OR ANY AGENCY OR INSTRUMENTALITY OF A STATE OR ITS POLITICAL SUBDIVISIONS, FOR THE BENEFIT OF ITS EMPLOYEES, IF SUCH PLAN HAS TOTAL ASSETS IN EXCESS OF $5,000,000; ANY EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, IF THE INVESTMENT DECISION IS MADE BY A PLAN FIDUCIARY, AS DEFINED IN SECTION 3(21) OF SUCH ACT, WHICH IS EITHER A BANK, SAVINGS AND LOAN ASSOCIATION, INSURANCE COMPANY, OR REGISTERED INVESTMENT ADVISER, OR IF THE EMPLOYEE BENEFIT PLAN HAS TOTAL ASSETS IN EXCESS OF $5,000,000, OR, IF A SELF-DIRECTED PLAN, WITH INVESTMENT DECISIONS MADE SOLELY BY PERSONS THAT ARE ACCREDITED INVESTORS;

         (2) ANY PRIVATE BUSINESS DEVELOPMENT COMPANY AS DEFINED IN SECTION 202(A)(22) OF THE INVESTMENT ADVISERS ACT OF 1940;

         (3) ANY ORGANIZATION DESCRIBED IN SECTION 501(C)(3) OF THE INTERNAL REVENUE CODE, CORPORATION, MASSACHUSETTS OR SIMILAR BUSINESS TRUST, OR PARTNERSHIP, NOT FORMED FOR THE SPECIFIC PURPOSE OR ACQUIRING THE SECURITIES OFFERED, WITH TOTAL ASSETS IN EXCESS OF $5,000,000;

         (4) ANY DIRECTOR, EXECUTIVE OFFICER OR GENERAL PARTNER OF THE ISSUER OF THE SECURITIES BEING OFFERED OR SOLD, OR ANY DIRECTOR, EXECUTIVE OFFICER OR GENERAL PARTNER OF A GENERAL PARTNER OF THAT ISSUER;

         (5) ANY NATURAL PERSON WHOSE INDIVIDUAL NET WORTH, OR JOINT NET WORTH WITH THAT PERSON'S SPOUSE, AT THE TIME OF HIS PURCHASE EXCEEDS $1,000,000;

         (6) ANY NATURAL PERSON WHO HAD AN INDIVIDUAL INCOME IN EXCESS OF $200,000 IN EACH OF THE TWO MOST RECENT YEARS OR JOINT INCOME WITH THAT PERSON'S SPOUSE IN EXCESS OF $300,000 IN EACH OF THOSE YEARS AND HAS A REASONABLE EXPECTATION OF REACHING THE SAME INCOME LEVEL IN THE CURRENT YEAR;

         (7) ANY TRUST WITH TOTAL ASSETS IN EXCESS OF $5,000,000, NOT FORMED FOR THE SPECIFIC PURPOSE OF ACQUIRING THE SECURITIES OFFERED, WHOSE PURCHASE IS DIRECTED BY A SOPHISTICATED PERSON AS DESCRIBED IN RULE 506(B)(2)(II); OR

         (8) ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE ACCREDITED INVESTORS.

                                    EXHIBIT A

                                      FORM
                                       OF
                     12% CONVERTIBLE DEMAND PROMISSORY NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON CONVERSION HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                     12% CONVERTIBLE DEMAND PROMISSORY NOTE
                     --------------------------------------

                                                                Orlando, Florida
February 28, 2001

         FOR VALUE RECEIVED, the undersigned, TMANglobal.com, Inc., a Florida corporation (hereinafter referred to as the "Maker"), hereby promises to pay to Robert J. Carlin (the "Payee"), at 10693 Anna Marie Dr., Glen Allen, VA 23060 or at such other place as the holder hereof may from time to time designate in writing, in lawful currency of the United States of America, UPON DEMAND the principal sum of Sixty Thousand dollars ($60,000.00) (the "Principal"). At the option of the Payee, as specifically provided in Section 1 hereof, any and all accrued interest as well as the principal due under this Note may be converted into shares of common stock of the Maker, par value $.0001 per share, (the "Common Stock"). The Maker further promises to pay interest to the Payee at the above address, in like currency, accrued from the date hereof on the entire unpaid outstanding principal amount owing hereunder from time to time until the entire unpaid outstanding principal amount hereof is paid in full, at a rate per annum equal to twelve percent (12%) ( the "Interest"). Interest shall be computed on the basis of a 365-day year and shall be calculated for the actual number of days elapsed. Payments of Interest hereunder, accrued through the date of payment shall be payable in monthly payments: the first Interest payment shall be due and payable on the March 28th 2001; thereafter the remaining Payments of Interest shall be due and payable on 28th day of each month following the date of the first Interest payment until the entire unpaid outstanding principal amount hereof is paid in full (the "Discharge Date"). Any payments made pursuant to this Note shall be applied first toward any fees and costs due, then toward the Interest and then toward the Principal. By acceptance of this 12% Convertible Promissory Note (the "Note"), the Payee represents, warrants, covenants and agrees that it shall abide by and be bound by its terms.

         1. PAYMENT, EXTENSION AND NOTICES. The unpaid principal balance outstanding under this Note may be paid in part or in full by the Maker without penalty, upon thirty (30) days notice to the Payee stating the repayment amount and repayment date (the "Repayment Date"); provided that the Note is paid, in whole or in part, pro rata in accordance with the Principal owed thereunder.

         2. CONVERSION.

                  a. OPTIONAL CONVERSION. Up to the entire amount of the unpaid Principal of this Note, plus accrued and unpaid Interest through the Discharge Date, or any portion thereof, shall be convertible at the option of Payee (the "Conversion Right") at any time or from time to time, in the manner and on the terms hereinafter set forth, into shares of the Common Stock, at an initial conversion price (the "Conversion Price") which shall be calculated to be the lesser of: (i) $.001 cent for one share of Common Stock, or (ii) Conversion Price as adjusted pursuant to Sections 4 and 11 hereof. To the extent that the Conversion Price is decreased, the number of shares of Common Stock issuable upon conversion of principal and interest hereunder shall be proportionately increased.

         3. CONVERSION PROCEDURE. The Conversion Right may be exercised by the Payee by the surrender of this Note (along with the conversion form attached hereto, duly executed) to the Maker at the principal office of the Maker. Hand delivery with written acknowledgment of receipt by the Maker or registered or certified mail by a national overnight courier service, return receipt requested, is the preferred mode of delivery. Conversion shall be deemed to have been effected on the date when such delivery of the conversion notice is actually made or, if earlier, at the expiration of five (5) calendar days after being sent to the Maker by the Payee by registered or certified mail by a national overnight courier service, return receipt requested, with postage thereon fully prepaid (the "Conversion Date"). As promptly as practicable thereafter, the Maker shall issue and deliver to the Payee: (a) a new note representing the difference between the Principal of this Note plus Interest accrued through the Conversion Date, and the Principal hereof which has been converted pursuant hereto; and (b) certificates representing the number of shares of Common Stock to which the Payee is entitled. The Maker shall not be obligated to issue certificates representing shares of Common Stock in the name of any party other than the Payee. The person or entity in whose name the certificates representing the shares of Common Stock issuable upon conversion hereof shall be deemed to have become a holder of record on the next succeeding day on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. The Maker covenants that all securities which may be issued upon exercise of the Conversion Right will, upon issuance, be fully paid and nonassessable and free of all taxes, liens and charges caused or created by the Maker with respect to the issuance thereof.

         4. ADJUSTMENTS. The Conversion Price and the number and kind of securities which may be received upon the exercise of the Conversion Right shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  a. STOCK SPLITS AND COMBINATIONS. If the Maker shall at any time or from time to time after the date hereof effect a subdivision of its outstanding shares of Common Stock, the Conversion Price then in effect immediately before such subdivision shall be proportionately decreased. Conversely, if the Maker shall at any time or from time to time after the date hereof combine its outstanding shares of Common Stock, the Conversion Price then in effect immediately before such combination shall be proportionately increased. Any adjustment under this section shall become effective upon the close of business on the date the subdivision or combination becomes effective.

                  b. CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event that the Maker shall at any time or from time to time after the date hereof make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event, the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event that such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                  (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                  (ii) the denominator of which shall be the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

                  c. OTHER DIVIDENDS AND DISTRIBUTIONS. In the event that the Maker at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Maker other than shares of Common Stock, then and in each such event provision shall be made so that the holder of this Note shall receive, upon conversion of this Note, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Maker which such holder would have received had its Note been converted into shares of Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) receivable by the holder as aforesaid during such period, giving application to all adjustments called for during such period under this section with respect to the rights of the holder of the Note.

                  d. RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If at any time or from time to time, there shall be a reclassification, exchange or substitution of the shares of Common Stock, then the shares of Common Stock issuable upon the conversion of this Note shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in subsection (e) below), then and in each such event, the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, reclassification or other change, as the holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein; and further provided that in no event shall the Conversion Price be increased.

                  e. REORGANIZATION, MERGER, CONSOLIDATION OR SALE OF ASSETS. If, at any time or from time to time, there shall be a capital reorganization of the shares of Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this section) or a merger or consolidation of the Maker with or into another corporation, or the sale of all or substantially all of the Maker's properties and assets to any other person or entity, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of this Note, the number of shares of capital stock or other securities or property of the Maker, or of the successor corporation resulting from such merger or consolidation or sale, to which the holder of shares of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this section with respect to the rights of the holder of this Note after the reorganization, merger, consolidation or sale to the end that the provisions of this section (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock receivable upon conversion of this Note) shall be applicable after that event as nearly equivalent hereto as may be practicable.

                  f. ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                  (i) SPECIAL DEFINITIONS. For purposes of this Section 4(f), the following definitions shall apply:

                  (A) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding (I) options granted to employees or issued to consultants of the Maker or warrants which, in each such case, are outstanding as of the Original Issue Date and have been disclosed to the subscriber, or (II) options granted to employees or consultants pursuant to stock option plans adopted by the Board of Directors on or after the Original Issue Date.

                  (B) "ORIGINAL ISSUE DATE" shall mean the date on which this Note was first issued.

                  (C) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares, rights, derivative instruments or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 4(f)(iii) below, deemed to be issued) by the Maker after the Original Issue Date, including shares issued upon exercise or Conversion of Options or Convertible Securities but excluding shares of Common Stock issued or issuable:

                           (I) in connection with an acquisition or other
                  transaction by the Maker, in either in writing by the holders of at least two-thirds (2/3) of the then outstanding principal amount of the Notes, unless the Maker agrees to include such issuance in the definition of Additional Shares of Common Stock in connection with obtaining the approval of the holders of at least a majority of the then outstanding Principal of the Notes to such acquisition or other transaction;

                           (II) by reason of a dividend, stock split, split-up
                  or other distribution on shares of Common Stock; or

                           (III) upon the exercise of options excluded from the
                  definition of "Option" in Section 4(f)(i)(A); and

                           (IV) as otherwise provided in this Note.

                  (ii) ADJUSTMENT OF CONVERSION PRICE. If the consideration per share (determined pursuant to Section 4(f)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Maker is less than the Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Common Stock, the Conversion Price shall be adjusted to such lower price per share at which such Additional Shares of Common Stock are being issued or deemed issued.

                  (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Maker at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and the exercise of such Options therefor, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(f)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (A) No further adjustment in the Conversion Price
                  shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (B) If such Options or Convertible Securities by
                  their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Maker, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                           (C) No readjustment pursuant to clause (B) above
                  shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price on the original adjustment date; and

                           (D) In the event of any change in the number of
                  shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                  (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Maker shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(f)(iii), but excluding shares issued upon a stock split or combination as provided in Section 4(a) or as a dividend or distribution as provided in Section 4(b) or Section 4(c)), without consideration or for a consideration per share (determined pursuant to Section 4(f)(v) hereof) less than the Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to such lower consideration per share at which such Additional Shares of Common Stock are being issued (or deemed issued).

                  (v) DETERMINATION OF CONSIDERATION. For purposes of this
Section 3(f), the consideration received by the Maker for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                           (A) CASH AND PROPERTY. Such consideration shall:

                                    (I) insofar as it consists of cash, be
                           computed at the aggregate of cash received by the Maker, excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (II) insofar as it consists of property
                           other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Maker's Board of Directors; and

                                    (III) in the event Additional Shares of
                           Common Stock are issued together with other shares of securities or other assets of the Maker for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Maker's Board of Directors.

                           (B) OPTIONS AND CONVERTIBLE SECURITIES. The
                  consideration per share received by the Maker for Additional Shares of Common Stock deemed to have been issued pursuant to
                  Section 4(f)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                                    (I) the total amount, if any, received or
                           receivable by the Maker as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Maker upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (II) the maximum number of shares of Common
                           Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  g. MINIMUM ADJUSTMENT. Notwithstanding anything to the contrary set forth herein, no adjustment of the Conversion Price shall be made in an amount equal to less than one tenth of one cent ($.001), but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one cent ($.01) or more.

                  h. CERTIFICATE OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this section, the Maker shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of this Note a certificate, signed by the Chairman of the Board, the President or the Chief Financial Officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                  i. NOTICES OF RECORD DATE. If and in the event that:

                           (i) the Maker shall set a record date for the purpose
                  of entitling the holders of shares of Common Stock to receive a dividend, or any other distribution, payable otherwise than in cash;

                           (ii) the Maker shall set a record date for the
                  purpose of entitling the holders of shares of Common Stock to subscribe for or purchase any shares of any class or to receive any other rights;

                           (iii) there shall occur any capital reorganization of
                  the Maker, reclassification of the shares of capital stock of the Maker (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Maker with or into another corporation, or sale of all or substantially all of the assets of the Maker; or

                           (iv) there shall occur a voluntary or involuntary
                  dissolution, liquidation, or winding up of the Maker;

                  then, and in any such case, the Maker shall cause to be mailed to the holder of record of this Note, at least thirty (30) days prior to the dates hereinafter specified, a notice stating the date: (A) which has been set as the record date for the purpose of such dividend, distribution, or rights; or
                  (B) on which such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up is to take place and the record date as of which the holder of record shall be entitled to exchange this Note for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up.

         5. RESERVATION. The Maker covenants that, during the period within which the Conversion Right may be exercised, the Maker will at all times have authorized and reserved for the purpose of issuance upon exercise of the Conversion Right, a sufficient number of shares of Common Stock (or other securities subject to the Conversion Right) to provide for the exercise of the Conversion Right in full.

         6. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares of Common Stock to which the Payee would otherwise be entitled, the Maker shall pay an amount equal to the product of such fraction multiplied by the fair value of one share of Common Stock on the Conversion Date, as determined in good faith by the Board of Directors of the Maker.

         7. REGISTRATION RIGHTS. The Maker hereby covenants and agrees as follows:

                  a. DEFINITIONS. For purposes of this section:

                           (i) The terms "register," "registered" and
                  "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration of effectiveness of such registration statement or other document by the Securities and Exchange Commission (the "SEC").

                           (ii) The term "Registrable Securities" means: (A) the
                  shares of Common Stock issued or issuable upon conversion of this Note; or (B) any other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the shares of Common Stock referenced in subsection (A) immediately above, excluding in all cases, however, any Registrable Securities sold to the public pursuant to a registration or an exemption from registration.

                           (iii) The number of shares of "Registrable Securities
                  then outstanding" shall be the number of securities outstanding which are Registrable Securities.

                           (iv) The term "Holder" as used hereinafter in this
                  Section means any person or entity owning of record Registrable Securities.

                  b. PIGGY-BACK REGISTRATION RIGHTS. In the event that (but without any obligation to do so) the Maker proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Maker shall promptly give each Holder written notice of such registration (the "Piggy-Back Notice"). Upon the written request of each Holder given within twenty (20) days after receipt of such Piggy-Back Notice from the Maker, the Maker shall, subject to the provisions of Subsection 6(h) below, cause to be included in the registration statement filed by the

Maker under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered; PROVIDED, HOWEVER, that the Maker shall have no such obligation if such registration statement relates to an underwritten offering by the Maker and the managing underwriter of the subject offering has expressed its objection to the same to the Maker. To the extent that a Holder is offered the opportunity hereunder to include all of its Registrable Securities in a registration statement, such Holder will be deemed to have exercised its sole piggy-back registration right provided by this Subsection 6(c).

                  c. OBLIGATIONS OF THE MAKER. Whenever required under this section to file a registration statement to effect the registration of any Registrable Securities, the Maker shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the SEC a registration
                  statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least fifty percent (50%) of the Registrable Securities registered thereunder, keep such registration statement effective for at least nine (9) months.

                           (ii) Prepare and file with the SEC such amendments
                  and supplements to such registration statement and the prospectus included therein as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (iii) Furnish to the Holders such numbers of copies
                  of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (iv) Use its best efforts to register and qualify the
                  securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Holders for the distribution of the securities covered by the registration statement, provided that the Maker shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

                           (v) In the event of any underwritten public offering,
                  enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering.

                           (vi) Notify the Holders promptly after the Maker
                  shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.

                           (vii) Notify the Holders of any stop order suspending
                  the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.

                  d. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Maker to take any action pursuant hereto that any Holder seeking to include any of its Registrable Securities in a registration statement filed by the Maker pursuant hereto shall furnish to the Maker such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities. In that connection, each such Holder shall be required to represent to the Maker that all such information which is given is both complete and accurate in all material respects. Each of such Holders shall deliver to the Maker a statement in writing from the beneficial owners of such securities of such beneficial owners' bona fide intend to sell, transfer or otherwise dispose of such securities.

                  e. DEFINITION OF EXPENSES.

                           (i) "REGISTRATION EXPENSES" shall mean all expenses
                  incurred by the Maker in complying with Sections 7(c) and 7(d) hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Maker, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Maker which shall be paid in any event by the Maker).

                           (ii) "SELLING EXPENSES" shall mean all underwriting
                  discounts, selling commissions and underwriters' expense allowance applicable to the sale and all fees and disbursements of any special counsel (other than the Maker's regular counsel) for any Holder.

                  g. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance herewith, shall be borne by the Maker, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of Registrable Securities so registered; PROVIDED, HOWEVER, that the Maker shall not be required to pay any Registration Expenses if, as a result of the withdrawal from registration by Holders, the registration statement does not become effective. In the case of such withdrawal and the failure of the Holders to agree so to forfeit, the Holders shall bear such Registration Expenses pro rata on the basis of the number of Registrable Securities so included in the registration request.

                  h. UNDERWRITING REQUIREMENTS. All Holders proposing to distribute their securities through an underwriting pursuant hereto shall (together with the Maker and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Maker. Notwithstanding any other provision of this section, at the request of the managing underwriter, the Holder shall delay the sale of Registrable Securities which such Holder has requested be registered under this section for the thirty (30) day period commencing with the effective date of the registration statement.

                  i. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this section.

                  j. INDEMNIFICATION. In the event that any Registrable Securities are included in a registration statement pursuant hereto:

                           (i) To the extent permitted by law, the Maker will
indemnify and hold harmless each Holder, the officers, directors and partners of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person or entity, if any, that controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Maker of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Maker will reimburse each such Holder, officer, director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Maker (which consent shall not be unreasonably withheld), nor shall the Maker be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; and further provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the definitive prospectus, such indemnity agreement shall not inure to the benefit of the underwriter (or the benefit of any person or entity that controls such underwriter), if a copy of the definitive prospectus was not sent or given to such person or entity with or prior to the confirmation of the sale of such securities to such person or entity.

                           (ii) To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Maker, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Maker within the meaning of the Securities Act or the Exchange Act, any underwriter (within the meaning of the Securities Act) for the Maker, any person who (or entity that) controls such underwriter, and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Maker or any such director, officer, controlling person (or entity), or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Maker or any such director, officer, controlling person (or entity), underwriter or controlling person (or entity), other Holder, officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                           (iii) Within five (5) calendar days after receipt by
an indemnified party under this Section 7(j) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(j), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party, which counsel shall be satisfactory to the indemnified party or parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with reasonable fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7(j), but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7(j).

                  k. TERMINATION OF THE MAKER'S OBLIGATIONS.

                           (i) Notwithstanding any provision hereof to the
contrary, the Maker shall not be required to effect any registration under the Securities Act or under any state securities laws on behalf of any Holder or Holders if, in the opinion of counsel for the Maker, the offering or transfer by such Holder or Holders in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the Securities Act and the securities laws of applicable states.

         8. MISCELLANEOUS.

                  a. RESTRICTED SECURITIES. By acceptance hereof, the Payee understands and agrees that this Note and the shares of Common Stock issuable upon conversion hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Maker in a transaction not involving a public offering and have not been the subject of registration under the Securities Act and that under such laws and applicable regulations such securities may be resold in the absence of registration under the Securities Act only in certain limited circumstances. The Payee hereby represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  b. LEGENDS. It is understood that this Note and each certificate evidencing shares of Common Stock issuable upon conversion hereof (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) shall bear the legend (in addition to any legends which may be required in the opinion of the Maker's counsel by the securities laws of the state where the Payee is located) substantially as set forth on the first page of this Note.

                  c. PRESENTMENT. Except as set forth herein, Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Note or any payment hereunder may be extended from time to time by the Payee without in any way affecting the liability of Maker.

         9. NOTICES.

                  a. NOTICES TO THE PAYEE. Any notice required by the provisions of this Note to be given to the holder hereof shall be in writing and may be delivered by personal service, facsimile transmission, by registered or certified mail, return receipt requested, with postage thereon fully prepaid or overnight delivery courier. All such communications shall be addressed to the Payee at the following address: P.O. Box 4543, Glen Allen, VA 23058-4543.

                  b. NOTICES TO THE MAKER. Whenever any provision of this Note requires a notice to be given or a request to be made to the Maker by the Payee or the holder of any other security of the Maker obtained in connection with a recapitalization, merger, dividend or other event affecting this Note, then and in each such case, any such notice or request shall be in writing and shall be delivered by personal service, facsimile transmission, by registered or certified mail, return receipt requested, with postage thereon fully prepaid or overnight delivery courier to the Maker at its principal place of business at the following address: 1000 Universal Studios Plaza 22A, Orlando, Florida 32819-7610, ATTN: President.

                  c. Service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time.

No notice given or request made hereunder shall be valid unless signed by the Payee of this Note or other holder giving such notice or request (or, in the case of a notice or request by Holders of a specified percent in aggregate principal amount of outstanding Notes, unless signed by each Holder of a Note whose Note has been counted in constituting the requisite percentage of Notes required to give such notice or make such request).

         10. EVENTS OF DEFAULT.

                  a. Each of the following shall constitute an event of default (an "Event of Default") hereunder: (i) the failure to pay when due any principal or interest hereunder; (ii) the violation by the Maker of any covenant or agreement contained in this Note; (iii) an assignment for the benefit of creditors by the Maker; (iv) the application for the appointment of a receiver or liquidator for the Maker or for property of the Maker; (v) the filing of a petition in bankruptcy by or against the Maker; (vi) the issuance of an attachment or the entry of a judgment against the Maker in excess of $5,000;
(vii) a default by the Maker with respect to any other indebtedness; (viii) the making or sending of a notice of an intended bulk sale by the Maker; (ix) the termination of existence, the dissolution or the insolvency of the Maker; or (x) a default in any guaranty of the monetary amounts payable pursuant to this Note. Upon the occurrence of any of the foregoing Events of Default, the Holder shall give written notice to the Maker of such default, and Maker shall have ten (10) days within which to cure such default. If the default is not cured within the ten (10) day cure period, then (a) this Note shall be considered to be in default and the entire unpaid principal sum hereof, together with accrued interest, shall at the option of the holder hereof become immediately due and payable in full; and (b) the Conversion Price shall be the lesser of the Conversion Price in effect at the time of the Event of Default or seventy percent (70%) of the original Conversion Price. Upon the occurrence of an Event of Default which remains uncured as set forth herein and the placement of this
Note in the hands of an attorney for collection, the Maker agrees to pay reasonable collection costs and expenses, including reasonable attorneys' fees and interest from the date of the default at the rate of eighteen percent (18%) per annum computed on the unpaid principal balance. In the event that an Event of Default continues past the last day of any month and for each and every month that such Event of Default shall continue, the Conversion Price in effect on such last day of the prior month shall be reduced by five percent (5%).

                  b. The Payee may waive any Event of Default hereunder. Such waiver shall be evidenced by written notice or other document specifying the Event or Events of Default being waived and shall be binding on all existing or subsequent Payees under this Note.

         10. SURVIVAL. In the event that all or a portion of the principal or accrued interest hereunder is converted pursuant to Section 1 above, Section 6 hereof shall survive the termination of this Note upon cancellation hereof resulting from repayment of the balance of amounts outstanding hereunder or the issuance of a new note pursuant to Section 1 above.

         11. CONSTRUCTION; GOVERNING LAW. The validity and construction of this Note and all matters pertaining hereto are to be determined in accordance with the laws of the State of Florida without regard to the conflicts of law principles thereof.

         IN WITNESS WHEREOF, Maker, by its appropriate officers thereunto duly authorized, has executed this convertible promissory note and affixed its corporate seal as of this 28th of February, 2001.


ATTEST:                           TMANGLOBAL.COM, INC.



By:                               By:
    ----------------------------      ------------------------------------------
    Secretary                         Tony Interdonato, Chief Executive Officer

                                 CONVERSION FORM

         The undersigned hereby elects to convert the following principal and interest amount of the attached 12% Convertible Promissory Note (the "Note") into shares of Common Stock of the Maker:


State such amount:         _____________________________________ ($___________).

Conversion Price (per share): $____________

Number of Shares:       ______________


                                 Signature:


Date:
      -------------------        ---------------------------------------------
                                 (Sign exactly as your name appears on the Note)